UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 23, 2022

Date of Report (Date of earliest event reported)

AGBA Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1108, 11th Floor, Block B New Mandarin Plaza, 14 Science Museum Road Tsimshatsui East, Kowloon, Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: +852 6872 0258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one Redeemable Warrant to acquire one-half of one Ordinary Share, and one Right to acquire one-tenth (1/10) of an Ordinary Share	AGBAU	NASDAQ Capital Market
Ordinary Shares	AGBA	NASDAQ Capital Market
Warrants	AGBAW	NASDAQ Capital Market
Rights	AGBAR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 23, 2022, AGBA Acquisition Limited (the “Company” or “AGBA”) received notice that the Nasdaq Office of General Counsel that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on The Nasdaq Stock Market (“Nasdaq”) through November 14, 2022 (the “Extended Date”).

As previously disclosed, the Company received a notice from Nasdaq on May 16, 2022 indicating that, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s securities (units, ordinary shares, warrants, and rights) would be subject to suspension and delisting from The Nasdaq Capital Market due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. The Company timely requested a hearing before the Panel and the hearing was held on June 16, 2022.

The Panel’s decision is subject to, among other things, (i) the Company holding a shareholders’ meeting and obtaining shareholders’ approval for a business combination on or before October 31, 2022; (ii) the Company’s completion of the business combination transaction on or before November 14, 2022; and (iii) the Company’s demonstration of compliance with all initial listing standards required by The Nasdaq Capital Market on or before November 14, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2022	AGBA ACQUISITION LIMITED

	By:	/s/ Gordon Lee
	Name:	Gordon Lee
	Title:	Chief Executive Officer

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